As filed with the Securities and Exchange Commission on June 29, 2015

Registration No. -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	38-3888132
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

NEW SOURCE ENERGY PARTNERS L.P. FAIR MARKET VALUE PURCHASE PLAN

(Full Title of the Plan)

Kristian B. Kos

Chief Executive Officer and Chairman

New Source Energy GP, LLC

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Name, Address and Telephone Number of Agent For Service)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common units representing limited partner interests (“Common Units”)	1,500,000	$3.85	$5,775,000	$671.06

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers additional Common Units issuable under the New Source Energy Partners L.P. Fair Market Value Purchase Plan that become issuable under the plan by reason of any unit dividend, unit split, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of outstanding Common Units.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The price per unit and aggregate offering prices for the units registered hereby are calculated on the basis of $3.85, which is the average of the high and low sales prices of the Common Units on the New York Stock Exchange on June 29, 2015.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed to register an additional 1,500,000 Common Units of the same class of securities for which the Registrant previously filed a registration statement on Form S-8 under the Securities Act relating to the Fair Market Value Purchase Plan. Accordingly, the contents of the Registrant’s prior registration statement on Form S-8 (File Number 333-197425), as filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2014, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.	Indemnification of Directors and Officers.

Under the terms and conditions of the Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. (the “Partnership Agreement”), the Registrant will indemnify, in most circumstances and to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events, any person who is or was a director, officer, fiduciary, trustee, general partner, manager or managing member of the Registrant or any of the Registrant’s subsidiaries, the Registrant’s general partner or any departing general partner or any of their affiliates. Any indemnification under the applicable provisions of the Partnership Agreement will only be out of the Registrant’s assets. Unless the Registrant’s general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable it to effectuate such an indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Partnership Agreement.

Subject to any terms, conditions or restrictions set forth in the Partnership Agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership such as the Registrant to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

The Registrant and its general partner, New Source Energy GP, LLC, a Delaware limited liability company, have entered into indemnification agreements with its directors, which generally indemnify the members of the general partner’s board of directors to the fullest extent permitted by law. New Source Energy GP, LLC also maintains director and officer liability insurance for the benefit of its directors and officers.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Partnership with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of New Source Energy Partners L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s Registration Statement on Form S-1 (File No. 333-185754) filed on January 11, 2013).

4.2	Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s Current Report on Form 8-K (File No. 001-35809) filed on May 14, 2015).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

10.1	New Source Energy Partners L.P. Fair Market Value Purchase Plan (incorporated by reference to Exhibit 10.2 of the Partnership’s Current Report on Form 8-K (File No. 001-35809) filed on July 1, 2014).

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Ralph E. Davis Associates, Inc.

23.3*	Consent of Grant Thornton LLP, independent certified public accountants for Erick Flowback Services, LLC.

23.4*	Consent of Grant Thornton LLP, independent certified public accountants for Rod’s Production Services, L.L.C.

23.5*	Consent of Briggs & Veselka Co., independent auditors for Rod’s Production Services, L.L.C. and Erick Flowback Services, LLC.

23.6*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page).

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 29, 2015.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

/s/ Kristian B. Kos
By:	Kristian B. Kos
Title:	Chief Executive Officer and Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kristian B. Kos, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on June 29, 2015.

Name	Title	Date

/s/ Kristian B. Kos Kristian B. Kos	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2015

/s/ Richard D. Finley Richard D. Finley	Chief Financial Officer and Treasurer (Principal Financial Officer)	June 29, 2015

/s/ Dikran Tourian Dikran Tourian	President, Chief Operating Officer and Director	June 29, 2015

/s/ Amber N. Bonney Amber N. Bonney	Vice President Accounting and Principal Accounting Officer	June 29, 2015

/s/ Terry L. Toole Terry L. Toole	Director	June 29, 2015

/s/ V. Bruce Thompson V. Bruce Thompson	Director	June 29, 2015

/s/ John A. Raber John A. Raber	Director	June 29, 2015

/s/ Charles Lee Reynolds III Charles Lee Reynolds III	Director	June 29, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Limited Partnership of New Source Energy Partners L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s Registration Statement on Form S-1 (File No. 333-185754) filed on January 11, 2013).

4.2	Second Amended and Restated Agreement of Limited Partnership of New Source Energy Partners L.P. (incorporated by reference to Exhibit 3.1 of the Partnership’s Current Report on Form 8-K (File No. 001-35809) filed on May 14, 2015).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

10.1	New Source Energy Partners L.P. Fair Market Value Purchase Plan (incorporated by reference to Exhibit 10.2 of the Partnership’s Current Report on Form 8-K (File No. 001-35809) filed on July 1, 2014).

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Ralph E. Davis Associates, Inc.

23.3*	Consent of Grant Thornton LLP, independent certified public accountants for Erick Flowback Services, LLC.

23.4*	Consent of Grant Thornton LLP, independent certified public accountants for Rod’s Production Services, L.L.C.

23.5*	Consent of Briggs & Veselka Co., independent auditors for Rod’s Production Services, L.L.C. and Erick Flowback Services, LLC.

23.6*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page).

*	filed herewith

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